As filed with the Securities and Exchange Commission on August 15, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Triangle Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	98-0430762
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1200 17th, Suite 2600

Denver, CO 80202
(303) 260-7125

(Address, including zip code, and telephone number, including area code, of principal executive offices)

CEO Stand-Alone Stock Option Agreement

(full title of the plan)

Jonathan Samuels

President and Chief Executive Officer

Triangle Petroleum Corporation
1200 17th, Suite 2600

Denver, CO 80202
(303) 260-7125

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard B. Aftanas, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 par value	6,000,000	(2)	$11.25	(3)	$67,500,000.00	$8,694.00

(1)         This registration statement, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), covers an indeterminate number of additional shares of common stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2)         Represents 6,000,000 shares of common stock issuable upon the exercise of issued and outstanding stock options pursuant to the CEO Stand-Alone Stock Option Agreement.

(3)         Calculated in accordance with Rule 457(h) of the Securities Act, based upon the average exercise price of $11.25 per share of common stock of outstanding options to purchase the 6,000,000 shares of common stock that have been issued pursuant to the CEO Stand-Alone Stock Option Agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 registers shares of common stock, par value $0.00001 per share, of Triangle Petroleum Corporation, a Delaware corporation (the “Company”), that may be issued and sold under the CEO Stand-Alone Stock Option Agreement (the “Plan”) as of the date hereof.

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*            The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents have been previously filed by the Company with the SEC and are hereby incorporated by reference into this registration statement as of their respective dates:

•                  our Annual Report on Form 10-K for the fiscal year ended January 31, 2014, as filed with the SEC on April 17, 2014;

•                  our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2014, as filed with the SEC on June 9, 2014;

•                  our Current Reports on Form 8-K, as filed with the SEC on March 31, 2014, April 14, 2014, May 7, 2014, May 15, 2014, May 19, 2014, May 30, 2014, July 2, 2014, and July 18, 2014 (in each case excluding Items 2.02 or 7.01, which have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)); and

•                  the description of our common stock set forth in our registration statement filed on Form 8-A/A pursuant to Section 12 of the Exchange Act with the SEC on December 5, 2012, and any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the SEC.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Except to the extent indicated below, there is no charter provision, bylaw, contract, arrangement or statute under which any of our directors or officers are insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Pursuant to Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation has the power to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Such determination shall be made, in the case of an individual who is a director or officer at the time of such determination:

•                  by a majority of the disinterested directors, even though less than a quorum;

•                  by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

•                  if there are no disinterested directors, or if such directors so direct, by independent legal counsel; or

•                  by a majority vote of the stockholders, at a meeting at which a quorum is present.

Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

The DGCL permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

Under the DGCL, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

Our charter provides that we shall have the power to indemnify our directors, officers, employees and agents to the fullest extent permitted by Section 145 of the DGCL. Our bylaws provide that our officers and directors shall be indemnified to the fullest extent permitted by applicable law, and that we shall pay the expenses incurred in defending any proceeding in advance of its final disposition. Payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon the receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

The DGCL provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

•                  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•                  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•                  violation of certain provisions of the DGCL;

•                  any transaction from which the director derived an improper personal benefit; or

•                  any act or omission prior to the adoption of such a provision in the certificate of incorporation.

Our charter provides that our directors shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent provided by applicable law for the actions described above.

We have obtained policies that insure our directors and officers against liabilities they may incur in their capacity as directors and officers.  Under these policies, the insurer, on our behalf, may also pay for amounts for which we have granted indemnification to our directors and officers.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit Number	Description
4.1

Form of Common Stock Certificate of Triangle Petroleum Corporation, filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2012 and incorporated herein by reference.

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, Counsel to the Company.
10.1

CEO Stand-Alone Stock Option Agreement, dated July 4, 2013, between Triangle Petroleum Corporation and Jonathan Samuels, filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2013 and incorporated herein by reference.

23.1*	Consent of KPMG LLP.
23.2*	Consent of Ryder Scott Company, LP.
23.3*	Consent of Cawley, Gillespie & Associates, Inc.
23.4*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP, Counsel to the Company (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).

* Filed herewith.

Item 9.         Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 15, 2014.

TRIANGLE PETROLEUM CORPORATION

By:	/s/ Jonathan Samuels
Jonathan Samuels
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each of the undersigned officers and directors of Triangle Petroleum Corporation, a Delaware corporation, hereby constitutes and appoints Jonathan Samuels and Justin Bliffen, and each of them, severally, as his true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement, and to file any and all applications and other documents relating thereto with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jonathan Samuels	President, Chief Executive Officer and Director (principal executive officer)	August 15, 2014
Jonathan Samuels

/s/ Justin Bliffen	Chief Financial Officer (principal financial officer)	August 15, 2014
Justin Bliffen

/s/ Wade Stubblefield	(principal accounting officer)	August 15, 2014
Wade Stubblefield

/s/ Peter J. Hill	Chairman of the Board	August 15, 2014
Peter J. Hill

/s/ F. Gardner Parker	Director	August 15, 2014
F. Gardner Parker

/s/ Gus Halas	Director	August 15, 2014
Gus Halas

/s/ Randal Matkaluk	Director	August 15, 2014
Randal Matkaluk

/s/ Roy A. Aneed	Director	August 15, 2014
Roy A. Aneed

EXHIBIT INDEX

Exhibit Number	Description
4.1

Form of Common Stock Certificate of Triangle Petroleum Corporation, filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2012 and incorporated herein by reference.

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, Counsel to the Company.
10.1

CEO Stand-Alone Stock Option Agreement, dated July 4, 2013, between Triangle Petroleum Corporation and Jonathan Samuels, filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2013 and incorporated herein by reference.

23.1*	Consent of KPMG LLP.
23.2*	Consent of Ryder Scott Company, LP.
23.3*	Consent of Cawley, Gillespie & Associates, Inc.
23.4*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP, Counsel to the Company (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).

* Filed herewith.